Exhibit 3.2

SECOND AMENDED AND RESTATED

BY-LAWS

of

EMBARK TECHNOLOGY, INC.

Adopted
August 2, 2023

-i-

Table of Contents

(continued)

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BY-LAWS

of

EMBARK TECHNOLOGY, INC.

Amended and Restated as of August 2, 2023

ARTICLE I

OFFICES

Section 1.01      Registered Office. The registered office of the Corporation shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.

Section 1.02      Principal Office and Other Offices. The principal office address of the Corporation shall be 145 E Dana St., Mountain View, CA 94041 or such other address as the Board of Directors shall determine from time to time. The Corporation may also establish other offices and places of business at such other places, both within and outside of the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.01      Annual Meeting. The annual meeting of the stockholders, for the purpose of electing directors and transacting such other business as may come before it, shall be held on such date and at such time as determined by the Board of Directors. The annual meeting of the stockholders shall be held at such place, either within or outside of the State of Delaware, as may be specified by the Board of Directors; provided, however, that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place but may instead be held solely by means of Remote Communication (as defined in Section 2.08 of these By-Laws).

Section 2.02      Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the President or by the Board of Directors and shall be called by the President or the Secretary of the Corporation at the request in writing of any one director or the stockholders owning at least 20% of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of the stockholders, no business shall be transacted which is not related to the purpose or purposes stated in the notice of the meeting. Any special meeting of the stockholders shall be held on such date, and at such time and (unless the meeting is to be held solely by means of Remote Communication) place, as shall be specified by the person or persons calling the meeting or in a waiver of notice thereof duly executed by all the stockholders.

Section 2.03      Notice of Meetings. Written notice of each stockholders' meeting, stating the place (if any), date and hour of the meeting and the means of Remote Communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless otherwise required by applicable law. Any such notice may be given personally or by first class or express mail (with postage prepaid), telegram, telex, courier service (with charges prepaid), facsimile transmission or email, to the stockholder's address (or telex or facsimile number or email address) appearing on the books of the Corporation; provided, in the case of a telex or facsimile transmission number or email address, that such number or address is one at which the stockholder has consented to receive such a notice. If given by mail, telegraph or courier service, the notice shall be deemed to have been given when deposited in the United States mail or with a telegraph office or courier service for delivery to that stockholder, with postage or fees, as applicable, prepaid; if given by telex, facsimile transmission or email, the notice shall be deemed to have been given when dispatched.

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Section 2.04      Quorum; Adjournment. Except as otherwise provided in the Certificate of Incorporation or by applicable law, at any meeting of the stockholders the presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting.

In the absence of a quorum, the stockholders present may adjourn the meeting to another time and place (if any), and notice need not be given of the adjourned meeting if the time and place (if any) thereof, and the means of Remote Communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.05      Conduct of Meetings. The President shall preside at any meeting of the stockholders. In the absence of the President, such other person as shall have been designated by the President or the Board of Directors shall preside. The order of business at any meeting shall be as determined by the presiding officer.

The presiding officer shall have the power to prescribe such rules, regulations and procedures, and to do all such things, as in his or her judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof, and the opening and closing of the voting polls.

If present, the Secretary shall act as secretary of any meeting of the stockholders. In the absence of the Secretary, or if the Secretary and the President shall be the same person, such other person as the presiding officer shall designate shall act as secretary of the meeting.

It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination by any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present at the meeting.

Section 2.06      Voting. Except as otherwise provided in the Certificate of Incorporation or by applicable law, (i) every holder of shares of capital stock of the Corporation which are entitled to vote shall be entitled to one vote for each share of such capital stock registered in the name of such stockholder, (ii) directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors, and (iii) any other corporate action shall be authorized by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter; provided, in the cases of clauses (ii) and (iii), that a quorum is present at the meeting.

Section 2.07      Stockholder Action Without a Meeting. Except as otherwise provided in the Certificate of Incorporation or by Section 211(b) of the Delaware General Corporation Law or other applicable law, whenever the stockholders are required or permitted to take any action at any meeting, such action may be taken without a meeting, without prior notice and without a vote if (i) a consent or consents in writing to such action, setting forth the action so taken, shall be signed by holders of issued and outstanding shares of the capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted and (ii) the consent or consents so signed shall be delivered to the Corporation or the Secretary of the Corporation. Every such written consent shall bear the date of signature of each stockholder who signs the consent, and no such written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered as provided above in this Section, written consents signed by a sufficient number of holders to take the action are delivered to the Corporation or the Secretary of the Corporation. To the extent required by applicable law, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing to the action.

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Section 2.08      Remote Communication. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. Remote communication meeting the qualifications set forth in this Section is referred to in these By-Laws as “Remote Communication.”

Stockholders and proxy holders not physically present at a meeting of stockholders may by means of Remote Communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of Remote Communication.

Section 2.09      Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof or to consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date (i) shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) in the case of action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and (iii) shall not be more than sixty (60) days prior to such dividend, distribution, allotment, exercise or other action. If the Board of Directors does not fix a record date for a meeting or consent or a dividend, distribution, allotment, exercise or other action, the record date shall be such date as shall be determined in accordance with Section 213 of the Delaware General Corporation Law.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01      Number. The number of directors of the Corporation shall be the minimum number fixed therefor from time to time by the Board of Directors or by the stockholders. The Board of Directors shall consist of a minimum of one (1) member until such number is changed by the Board of Directors or the stockholders. Any temporary vacancy created by the resignation, removal or death of a director shall not violate this Section 3.01.

Section 3.02      Election; Term of Office; Removal. At each annual meeting of the stockholders, the directors shall be elected, each to hold his or her office until his or her successor is elected and qualified, or until his or her earlier resignation, removal or death. Except as otherwise provided in the Certificate of Incorporation or by applicable law, any director, or the whole Board of Directors, may be removed, with or without cause, by a vote of a majority of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

Section 3.03      Resignation. Any director may resign at any time by giving written notice to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no such time is specified in the notice, upon receipt of the notice by the President or the Secretary. Unless otherwise specified in the notice, acceptance of such resignation shall not be necessary to make it effective.

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Section 3.04      Vacancies. Any vacancy in the Board of Directors arising at any time and from any cause, including without limitation newly created directorships resulting from an increase in the number of directors and vacancies resulting from the removal of directors for cause, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum exists (or by a unanimous written consent of the directors then in office), or by a sole remaining director, or by the stockholders.

Section 3.05      Annual Meetings. A newly elected Board of Directors may meet and organize as soon as practicable after and at the place where the annual meeting of stockholders is held; or may meet at such place, within or outside of the State of Delaware, and such date and time, as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as may be specified in a duly executed waiver of notice.

Section 3.06      Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, within or outside of the State of Delaware, as the Board of Directors shall determine.

Section 3.07      Special Meetings. Special meetings of the Board of Directors may be called by the President and shall be called by the President or the Secretary at the request of any one director. Such written request shall state the purpose or purposes of the meeting. Special meetings of the Board of Directors may be held at the principal office of the Corporation or at such other place, within or outside of the State of Delaware, as shall be designated in the notice of such meeting. Except as provided otherwise by applicable law, any business which may be conducted at any regular meeting of the Board of Directors may be conducted at any special meeting of the Board of Directors, whether or not such business was identified in the notice of such special meeting.

Section 3.08      Notice of Meetings. No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board of Directors. No notice need be given of any annual meeting of the Board of Directors which is held as soon as practicable after and at the place where the annual meeting of the stockholders of the Corporation is held.

Notice of each special meeting of the Board of Directors shall be given to each director by first class or express mail at least five (5) days before the meeting, or by telegram, telex, overnight courier service, facsimile transmission, email or other electronic transmission, or personal delivery, in each case at least two (2) business days before the meeting; provided that, if circumstances necessitate, a special meeting may be held with less notice. Notices shall be deemed to have been given: if given by mail, when deposited in the United States or Australian mail with postage prepaid; if given by telegram or courier service, when deposited with a telegraph office or courier service with charges prepaid or duly provided for; if given by telex, facsimile transmission, email or other electronic transmission, at the time of sending; and if given by personal delivery, at the time of delivery. Notices given by personal delivery may be in writing or oral. Written notices shall be sent to a director at the postal address, telex or facsimile number, email address or address for other electronic transmission, designated by him or her for that purpose or, if none has been so designated, at his or her last known residence or business address, telex or facsimile number, email address or address for other electronic transmission; provided, however, that whenever the director has an email address at macquarie.com, such director’s then current email address at macquarie.com shall be deemed to be an email address that such director shall have designated for the purpose of notice under this Section 3.08. For purposes of this Section 3.08, business days shall be determined on the basis of the time and generally accepted calendar of holidays at the place where the meeting to which the notice pertains is scheduled to be held.

No notice of a meeting need be given to any director who signs a written waiver thereof (whether before, during or after the meeting) or who attends the meeting without protesting, prior to or at the commencement of the meeting, the lack of notice of the meeting to such director.

Except as otherwise required by applicable law or these By-Laws, no notice need state the purpose of the meeting.

Section 3.09      Quorum; Vote; Adjournment. Except as otherwise provided by applicable law, at all meetings of the Board of Directors, a majority of the members of the Board of Directors in office shall constitute a quorum for the transaction of business and any specific item of business, and the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

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Section 3.10      Conduct of Meetings. The President of the Corporation shall preside at all meetings of the Board of Directors. In the absence of the President, the Board of Directors may select anyone from among its members to preside over the meeting. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors; in the absence of the Secretary or if the Secretary and the person presiding at the meeting are the same person, the President or other person presiding at the meeting may appoint any person to act as secretary of the meeting. If the Treasurer of the Corporation is not also a director of the Corporation, the Treasurer may attend any meeting of the Board of Directors at the invitation of any director, but the Treasurer shall have no vote at any meeting he or she attends when he or she is not a director.

Section 3.11      Attendance by Telephone. Any one or more directors (or members of any committee of the Board of Directors) may participate in a meeting of the Board of Directors (or of such committee) by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at the meeting.

Section 3.12      Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors (or any committee thereof) may be taken without a meeting if all the members of the Board of Directors (or of such committee) then in office consent in writing to the adoption of a resolution authorizing the action and the written consents thereto of the directors (or the members of the committee) are filed with the minutes of the proceedings of the Board of Directors (or such committee).

Section 3.13      Committees. The Board of Directors may establish from among its members standing and special committees, each consisting of one or more directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have the power or authority in reference to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by applicable law to be submitted to stockholders for approval or (ii) adopting, amending or repealing the By-Laws of the Corporation.

The provisions of Sections 3.08 and 3.10 of these By-Laws, pertaining to notice of meetings of the Board of Directors and the conduct of meetings of the Board of Directors, shall apply also to meetings of committees of the Board of Directors, unless different notice procedures or rules of conduct shall be prescribed by the Board of Directors for such committees or any particular committee of the Board of Directors.

Minutes of all such committees shall be filed with the Secretary of the Corporation.

ARTICLE IV

OFFICERS

Section 4.01      Officers. The officers of the Corporation shall include a President, a Secretary and a Treasurer, and may also include one or more Vice Presidents (which may be further classified as "executive" or "senior" or by other descriptions, as determined by the Board of Directors), Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers, as the Board of Directors may from time to time elect. One person may hold two or more offices in the Corporation. Offices of the Corporation may but need not be held by persons who are also directors of the Corporation.

Each officer shall have such authority and perform such duties, in addition to those specified by these By-Laws, as may be prescribed by the Board of Directors from time to time.

Section 4.02      Election; Term of Office; Resignation; Removal. The officers of the Corporation shall be elected at each annual organizational meeting of the Board of Directors and, in the case of a vacancy or a newly created office, at any time, by action of the Board of Directors. Each officer shall continue in office until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal or death.

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Any officer of the Corporation may resign at any time by giving notice to the Board of Directors or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, upon receipt thereof by the Board of Directors or the Secretary. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Any officer of the Corporation may be removed, with or without cause, by the Board of Directors; the election or appointment of an officer shall not in itself create any contract right.

Section 4.03      Other Agents. The Board of Directors or the President may from time to time appoint such agents of the Corporation as the Board of Directors or the President shall deem necessary. Each of such agents shall hold office at the pleasure of the Board of Directors or, if such agent was appointed by the President, of the President, and shall have such authority and may perform such duties as the Board of Directors or, if appointed by the President, the President may from time to time determine. Each such agent shall receive such compensation, if any, as the Board of Directors or, if appointed by the President, the President may from time to time determine.

Section 4.04      President. The President shall be the chief executive officer of the Corporation. The President shall preside at all meetings of the stockholders and of the Board of Directors. Subject to the control of the Board of Directors, the President shall be responsible for the day-to-day management of the business and affairs of the Corporation. The President shall have the power to sign alone (unless the Board of Directors shall specifically require an additional signature) all contracts in the name and on behalf of the Corporation. The President also shall perform all duties and enjoy all other powers commonly incident to the office of President, subject, however, to the control of the Board of Directors.

Section 4.05      Vice Presidents. Each Vice President, if any, shall have such authority and perform such duties as shall be assigned to such Vice President from time to time by the Board of Directors. In the absence or disability of the President or the vacancy in the office of the President, the duties of the President shall be performed, and the President's powers may be exercised, by such Vice President as shall be designated by either the President or the Board of Directors; failing such designation, such duties shall be performed and such powers may be exercised by the Vice Presidents in the order of their first election to the office of Vice President of the Corporation; subject in any case to review and superseding action by the Board of Directors, but such superseding action shall not affect the validity of actions taken prior to the date of the superseding action.

Section 4.06      Secretary; Assistant Secretaries. The Secretary shall act as secretary of all meetings of the stockholders and of the Board of Directors and shall keep the minutes of all such meetings and of all meetings of all committees of the Board of Directors. The Secretary shall give notices of the meetings of the stockholders and of the Board of Directors as required by applicable law and by these By-Laws. The Secretary shall have custody of the corporate seal and affix and attest such seal to any instrument to be executed under seal of the Corporation. The Secretary also shall perform all duties and enjoy all other powers commonly incident to the office of Secretary, subject, however, to the control of the Board of Directors.

In the absence or disability of the Secretary, any Assistant Secretary may act in the Secretary’s stead.

Section 4.07      Treasurer; Assistant Treasurers. The Treasurer shall have the care and custody of all funds and securities of the Corporation. The Treasurer shall keep or cause to be kept complete and accurate accounts of receipts and disbursements of the Corporation and of deposits or custody of all moneys and other valuable effects of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render statements of the accounts and financial condition of the Corporation. The Treasurer upon request shall at all reasonable times exhibit his or her books and accounts to the President or any director of the Corporation. The Treasurer also shall perform all duties and enjoy all other powers commonly incident to the office of Treasurer, subject, however, to the control of the Board of Directors. The Treasurer shall, if required by the Board of Directors, give such security for the faithful performance of his or her duties as the Board of Directors may require.

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In the absence or disability of the Treasurer, any Assistant Treasurer may act in the Treasurer’s stead.

ARTICLE V

CAPITAL STOCK

Section 5.01      Form of Certificates. Unless otherwise provided by resolution of the Board of Directors, the shares of the capital stock of the Corporation shall be uncertificated or, if determined to be represented by certificates, which shall be in such form as shall be prescribed by applicable law and approved by the Board of Directors. Such certificates shall be signed by the President or a Vice President and the Secretary or the Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

Section 5.02      Transfer of Shares. Transfers of shares of the capital stock of the Corporation shall be registered on its records maintained for such purpose (i) upon surrender to the Corporation of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document, together with such evidence of the payment of applicable transfer taxes and compliance with other provisions of law as the Corporation may require or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board of Directors or prescribed by applicable law.

The Corporation shall be entitled to treat the holder of record of any share of the capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by law.

Section 5.03      Regulations. The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issuance, transfer or registration of shares of the capital stock of the Corporation, including without limitation such rules and regulations (including, without limitation, requirements with respect to indemnifications) as the Board of Directors may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01      Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at its pleasure, and authorize it to be used by causing it or a facsimile thereof to be affixed or impressed or reproduced in any manner.

Section 6.02      Fiscal Year. The fiscal year of the Corporation shall be such period as may be fixed by the Board of Directors. Until such time as the Board of Directors shall change it, the fiscal year of the Corporation shall end on the last Saturday of June of each year.

Section 6.03      Voting Securities Owned by the Corporation. Unless otherwise ordered by the Board of Directors, the President of the Corporation, or any other officer of the Corporation designated by the President of the Corporation or the Board of Directors, (a) shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of stock of, other equity interests in or other securities of any corporation or other entity in which the Corporation shall own or hold stock, other equity interests or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock, other equity interests or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present and (b) may execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice, written consents and other instruments relating to any stocks, other equity interests or other securities owned or held by the Corporation. The Board of Directors may, from time to time, confer like powers upon any other person or persons. In the absence or disability of the President of the Corporation or the vacancy in the office of the President of the Corporation, if no such designation by either of the President of the Corporation and the Board of Directors is in effect and no conference of like powers by the Board of Directors is in effect, then, unless the Board of Directors shall have ordered otherwise, the powers and authority conferred upon the President of the Corporation by this Section may be exercised by the Vice Presidents of the Corporation in the order of their seniority (based on their respective first elections to the office of Vice President of the Corporation) or, in the absence or disability of all of the Vice Presidents of the Corporation or if there are no Vice Presidents of the Corporation in office, by the Secretary of the Corporation.

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ARTICLE VII

INDEMNIFICATION

Section 7.01      Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.

Subject to Section 7.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 7.02      Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.

Subject to Section 7.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 7.03      Authorization of Indemnification.

Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.01 or Section 7.02, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

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Section 7.04      Good Faith Defined.

For purposes of any determination under Section 7.03, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 7.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 7.01 or 7.02, as the case may be.

Section 7.05      Indemnification by a Court.

Notwithstanding any contrary determination in the specific case under Section 7.03, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 7.01 or 7.02. The basis of such indemnification by the Corporation shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.01 or Section 7.02, as the case may be. Neither a contrary determination in the specific case under Section 7.03 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Article VII shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 7.06      Expenses Payable in Advance.

Expenses (including attorneys’ fees) incurred by a present or former director or officer in appearing at, participating in or defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII shall be paid by the Corporation upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses (including attorneys’ fees) incurred by employees and agents of the Corporation or by persons acting at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7.07      Nonexclusivity of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 7.01 or 7.02 shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 7.01 or Section 7.02 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

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Section 7.08      Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.

Section 7.09      Certain Definitions.

For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

Section 7.10      Survival of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified as provided in this Article VII, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.11      Limitation on Indemnification.

Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 7.05), the Corporation shall not be obligated to indemnify any present or former director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

Section 7.12      Indemnification of Employees and Agents.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and to persons serving at the request of the Corporation as directors, officers, employees and agents of another corporation, partnership, joint venture, trust or other enterprise similar to those conferred in this Article VII to directors and officers of the Corporation.

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Section 7.13      Primacy of Indemnification.

Notwithstanding that a director, officer, employee or agent of the Corporation (collectively, the “Covered Persons”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), with respect to the rights to indemnification, advancement of expenses and/or insurance set forth herein, the Corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to Covered Persons are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Covered Persons are secondary); and (ii) shall be required to advance the full amount of expenses incurred by Covered Persons and shall be liable for the full amount of all liabilities, without regard to any rights Covered Persons may have against any of the Other Indemnitors. No advancement or payment by the Other Indemnitors on behalf of Covered Persons with respect to any claim for which Covered Persons have sought indemnification from the Corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Covered Persons against the Corporation. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this Section 7.13 shall only apply to Covered Persons in their capacity as Covered Persons.

Section 7.14      Amendments. Any repeal or amendment of this Article VII by the Board of Directors or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these bylaws inconsistent with this Article VII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

ARTICLE VIII

AMENDMENTS

These By-Laws and any amendments hereof may be amended or repealed in any respect (subject to Article VII, Section 7.14), and new By-Laws may be adopted, either by the stockholders or by the Board of Directors.